                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AUSTIN                         ATTORNEYS AT LAW
BRUSSELS
DALLAS             A REGISTERED LIMITED LIABILITY PARTNERSHIP
HOUSTON               INCLUDING PROFESSIONAL CORPORATIONS
LONDON                         590 MADISON AVENUE
LOS ANGELES                        20TH FLOOR
MOSCOW                         NEW YORK, NY 10022
NEW YORK                         (212) 872-1000
PHILADELPHIA                   FAX (212) 872-1002
SAN ANTONIO                     WWW.AKINGUMP.COM
WASHINGTON


                                                 November 12, 1998

AKI, Inc.
1815 East Main Street
Chattanooga, Tennessee  37404

                     RE:      AKI, INC.
                              10 1/2% SENIOR NOTES DUE 2008

Dear Gentlemen:

         We have acted as counsel to AKI, Inc., a Delaware corporation (the "Company"), in connection with the registration of an aggregate principal amount of $115,000,000 of 10 1/2% Senior Notes due 2008 (the "New Notes"), pursuant to the Company's Registration Statement on Form S-4, File No. 333-60989, (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the proposed exchange offer by the Company of the New Notes to the holders of the Company's outstanding 10 1/2% Senior Notes due 2008, previously sold pursuant to Rule 144A (the "Old Notes"). Unless otherwise defined herein, capitalized terms used in this opinion shall have the meaning set forth in the Registration Statement.

         Our opinion is premised upon the accuracy of all factual statements made in the Exchange Offer and the underlying documents cited therein, and upon the completion of the transaction in the manner contemplated in the Exchange Offer. In addition, our opinion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations (including proposed regulations) promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), and judicial decisions, all as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. Any change in the facts or law upon which we rely could change our conclusion and render our opinion inapplicable.

         As such counsel, we have examined the Registration Statement and have made such other factual and legal investigations as we considered necessary or appropriate for the purposes of this opinion. In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed

AKI, Inc.
November 12, 1998
Page 2

necessary for the purpose of rendering the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

         Based upon such examinations and investigations, and subject to the qualifications set forth in the "U.S. Federal Tax Consequences" section of the Exchange Offer, our opinion with respect to the anticipated U.S. federal income tax consequences applicable to the exchange of Old Notes for New Notes in the Exchange Offer; and the ownership and disposition of New Notes by holders who acquire the New Notes pursuant to the Exchange Offer under currently applicable federal tax law, is as set forth in the Prospectus under the heading "U.S. Federal Income Tax Consequences."

                  This opinion is based on the relevant law in effect (or, in the case of proposed regulations, proposed) and the relevant facts that exist as of the date hereof. We have no obligation to advise the Company or any other person of changes of law or fact that occur after the date of effectiveness of the Registration Statement. This opinion represents our best legal judgment but has no binding effect on the IRS. Accordingly, there can be no assurance that the IRS will not successfully challenge our opinion.

                  We hereby consent to the filing of this opinion as Exhibit
8.1 to the Registration Statement and to the reference to this firm under the caption "U.S. Federal Income Tax Consequences" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission. We do not consent to any reference to this opinion letter in any other document. We express no opinion with respect to the merits of an investment in the Company or participation in the Exchange Offer.

                                Very truly yours,



                                /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.